EXECUTION VERSION

INVESTMENT AGREEMENT

by and among

XPO LOGISTICS, INC.

and

THE PURCHASERS

set forth on Schedule I hereto

Dated as of September 11, 2014

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS

Section 1.01.	Definitions	1

Section 1.02.	General Interpretive Principles	6

ARTICLE II
SALE AND PURCHASE OF THE PURCHASED SECURITIES

Section 2.01.	Sale and Purchase of the Purchased Securities	7

Section 2.02.	Closing	7

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.	Representations and Warranties of the Company	9

Section 3.02.	Representations and Warranties of Each Purchaser	16

ARTICLE IV
ADDITIONAL AGREEMENTS

Section 4.01.	Taking of Necessary Action	19

Section 4.02.	Restrictions on Transfer	19

Section 4.03.	Standstill	20

Section 4.04.	Securities Laws; Legends	22

Section 4.05.	Lost, Stolen, Destroyed or Mutilated Securities	23

Section 4.06.	Regulatory Matters; Efforts	24

Section 4.07.	Proxy Statement	25

Section 4.08.	Board Observer	26

Section 4.09.	Voting	27

Section 4.10.	Listing	27

Section 4.11.	Reservation of Shares	27

Section 4.12.	Recapitalization, Exchange, Etc. Affecting the Company’s Capital Stock	28

Section 4.13.	Right of First Offer	28

Section 4.14.	Certain Tax Matters	29

ARTICLE V
REGISTRATION RIGHTS

Section 5.01.	Demand Registration Rights	29

Section 5.02.	Demand Registration Obligations and Procedures	30

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INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of September 11, 2014, is by and among XPO Logistics, Inc., a Delaware corporation (the “Company”), and the Purchasers set forth on Schedule I hereto (each a “Purchaser” and collectively, “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, the Purchasers have agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers, the Purchased Securities on the terms and subject to the conditions set forth in this Agreement, the proceeds of which the Company intends to use primarily for unspecified acquisitions;

WHEREAS, (a) each Purchaser has individually negotiated this Agreement with the Company, (b) each Purchaser’s rights and obligations under this Agreement are several and not joint with the obligations of any other Purchaser and (c) the rights and obligations of the Company with respect to each Purchaser are several and not joint with respect to any other Purchaser; and

WHEREAS, the Company and each Purchaser desire to set forth certain agreements herein.

NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, the term Affiliate shall not include (a) direct or indirect portfolio companies of a Purchaser or an Affiliate of a Purchaser or (b) any third-party investment manager with discretionary authority to trade on behalf of a Purchaser or an Affiliate of a Purchaser, so long as in each of clauses (a) and (b), such Person excepted from the definition has not been provided by such Purchaser with confidential information regarding the Company obtained in its capacity as a Purchaser, including through its right to appoint a Board of Directors observer (it being understood and agreed that, (i) confidential information regarding the Company will presumptively not be deemed to have been shared if such Person is restricted from accessing such information through compliance with standard practices and procedures restricting the flow of information and (ii) with respect to

Purchaser C, the disclosure of such confidential information to a director, officer or employee of Purchaser C or an Affiliate thereof does not, in and of itself, constitute disclosure to a Person described in clause (a) above of which such director, officer or employee is also a director, officer or employee). Notwithstanding the foregoing, with respect to Purchaser A, the term “Affiliate” shall only mean Purchaser A’s controlled Affiliates to which Purchaser A had disclosed confidential information regarding the Company obtained in its capacity as a Purchaser, including through its right to appoint a Board of Directors observer and shall in no event include the Government of Canada or any Crown Corporation other than Purchaser A.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Beneficial Ownership” shall have the meaning set forth in Section 4.03(b).

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York is authorized or obligated by law or executive order to remain closed.

“Certificate of Designations” shall mean the Certificate of Designations for the Series B Preferred Stock in the form attached hereto as Exhibit A.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company Disclosure Schedule” shall have the meaning set forth in Section 3.01.

“Company Preferred Stock” shall mean the preferred stock, par value $0.001 per share, of the Company.

“Company Registration” shall have the meaning set forth in Section 5.03.

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“Covered Person” shall have the meaning set forth in Section 6.10(b).

“Demand Notice” shall have the meaning set forth in Section 5.01(a).

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(d).

“Environmental Laws” shall have the meaning set forth in Section 3.01(1).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 2, 2011, by and among the Company, Jacobs Private Equity, LLC and each of the other holders and designated secured lenders party thereto.

“FCPA” shall have the meaning set forth in Section 3.01(p).

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“HSR Act” shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“ICC” shall have the meaning set forth in Section 6.10.

“Indemnified Parties” shall have the meaning set forth in Section 6.08(c).

“Indemnifying Party” shall have the meaning set forth in Section 6.08(c).

“Loss” shall have the meaning set forth in Section 6.08(a).

“Material Adverse Effect” shall mean an event, change or development that has a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following: (a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof, (e) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby, (g) any taking of any action at the request of a Purchaser, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (i) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clauses (a) through (e), to the extent that such event, change or development materially and disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

“Material Contracts” shall have the meaning set forth in Section 3.01(n).

“Meeting End Date” shall have the meaning set forth in Section 4.07.

“NYSE” shall mean the New York Stock Exchange.

“Permitted Transfers” shall have the meaning set forth in Section 4.02(a).

“Person” or “person” shall mean an individual, corporation, association, partnership, trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Principal Purchasers” shall mean Purchaser A and Purchaser B.

“Purchased Common Shares” shall have the meaning set forth in Section 2.01(a); provided, that, following the conversion of any Purchased Preferred Shares into shares of Company Common Stock, the shares of Company Common Stock resulting from such conversion shall be deemed Purchased Common Shares.

“Purchased Preferred Shares” shall have the meaning set forth in Section 2.01(b).

“Purchased Securities” shall have the meaning set forth in Section 2.01(b).

“Purchaser A” shall mean Public Sector Pension Investment Board.

“Purchaser B” shall mean Coral Blue Investment Pte. Ltd.

“Purchaser C” shall mean Ontario Teachers’ Pension Plan Board.

“Purchasers” shall have the meaning set forth in the preamble hereto.

“Purchaser Authorized Agent” shall have the meaning set forth in Section 6.10(b).

“Registrable Shares” shall mean the Purchased Common Shares and shares of Company Common Stock issued upon conversion of the Purchased Preferred Shares and any other securities issued or issuable with respect to any such Purchased Common Shares by way of share split, share dividend, recapitalization, exchange or similar event; provided that any Registrable Share will cease to be a Registrable Share when (a) such Registrable Share has been disposed of pursuant to an effective Registration Statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (c) it shall have been otherwise transferred and a new certificate for it not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; provided, further, that any security that has ceased to be a Registrable Share shall not thereafter become a Registrable Share and any security that is issued or distributed in respect of securities that have ceased to be Registrable Shares is not a Registrable Share.

“Registration Demand” shall have the meaning set forth in Section 5.01(a).

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article V, including all registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes, fees of transfer agents and registrars, and the reasonable fees and disbursements of one counsel for the selling holders of Registrable Shares, which counsel shall be selected by the Requesting Holder and be reasonably acceptable to the Company, but excluding any underwriting discounts and selling commissions to the extent applicable to the Registrable Shares of the selling holders.

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning set forth in Section 5.01(a).

“Restricted Transactions” shall have the meaning set forth in Section 4.02(a).

“Right of First Offer Period” shall have the meaning set forth in Section 4.13(a)(ii).

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Section 5.04(a) Sale Number” shall have the meaning set forth in Section 5.04(a).

“Section 5.04(b) Sale Number” shall have the meaning set forth in Section 5.04(b).

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Series A Preferred Stock” shall have the meaning set forth in Section 3.01(c).

“Series A Preferred Stockholder Approval” shall have the meaning set forth in Section 2.02(b)(ii).

“Series B Preferred Stock” shall mean the Series B Mandatorily Convertible Perpetual Preferred Stock, par value $0.001 per share, of the Company.

“Shortfall Amount” shall have the meaning set forth in Section 4.06(c).

“Shortfall Number” shall have the meaning set forth in Section 4.06(c).

“Standstill Period” shall have the meaning set forth in Section 4.03(a).

“Stockholder Proposal” shall have the meaning set forth in Section 4.07.

“Stockholder Registration” shall have the meaning set forth in Section 5.03(a).

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Substituted Preferred Stock” shall have the meaning set forth in Section 4.06(c).

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes, charges, levies or like assessments imposed by a Governmental Entity, together with all interest, penalties and additions to tax thereon.

“Tax Return” shall mean a report, return or other information (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its Subsidiaries.

“Transactions” shall have the meaning set forth in Section 2.02(b).

“Underwritten Offering” shall mean a sale of shares of Company Common Stock to an underwriter for reoffering to the public.

“Voting Securities” shall mean shares of any class of capital stock of the Company that are entitled to vote generally in the election of directors, and any security that is convertible or exchangeable into any such shares.

Section 1.02. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

ARTICLE II

SALE AND PURCHASE OF THE PURCHASED SECURITIES

Section 2.01. Sale and Purchase of the Purchased Securities. Subject to the terms and conditions of this Agreement and subject to adjustment pursuant to Section 4.06(c), at the Closing:

(a) The Company shall issue and sell to each Purchaser shares of Company Common Stock (the “Purchased Common Shares”) in the amount set forth opposite such Purchaser’s name on Schedule I, and each Purchaser shall purchase and acquire from the Company such Purchased Common Shares at a per share price equal to $30.66; and

(b) The Company shall issue and sell to each Purchaser shares of Series B Preferred Stock (the “Purchased Preferred Shares” and, together with the Purchased Common Shares, the “Purchased Securities”) in the amount set forth opposite such Purchaser’s name on Schedule I, and each Purchaser shall purchase and acquire from the Company such Purchased Preferred Shares at a per share price equal to $1,000.00.

Section 2.02. Closing.

(a) The closing (the “Closing”) of the purchase and sale of the Purchased Securities hereunder shall take place at the offices of Wachtell, Lipton, Rosen & Katz located at 51 West 52nd Street, New York, New York 10019 at 9:00 a.m. local time on the fourth (4th) Business Day after the date hereof, or on such other date and/or time as is mutually agreed to in writing by the Company and the Purchasers. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b) To effect the purchase and sale of Purchased Securities and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement (the “Transactions”), at the Closing:

(i) The Company shall deliver to the Purchasers a certificate of the Secretary of State of the State of Delaware certifying that the Certificate of Designations has been filed and is effective.

(ii) The Company shall deliver to the Purchasers the written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock as necessary for the adoption and filing of the Certificate of Designations and the issuance and sale of the Purchased Preferred Shares hereunder (the “Series A Preferred Stockholder Approval”).

(iii) The Company shall issue and deliver to each Purchaser a certificate or certificates or evidence of book-entry notation, registered in the name of such Purchaser, representing the Purchased Common Shares and Purchased Preferred Shares to be issued and delivered to such Purchaser as set forth in Schedule I hereto, against payment in full by such Purchaser of the purchase price for such Purchased Common Shares and Purchased Preferred Shares.

(iv) The Company shall deliver to the Purchasers a certificate, duly executed by an executive officer of the Company, dated as of the Closing Date, certifying (i) as to the Company being in good standing (including attaching a certificate of good standing dated not more than five (5) Business Days prior to the Closing issued by the Secretary of State of the State of Delaware, (ii) that the Certificate of Designations is in full force and effect in accordance with Delaware law as of the Closing, and (iii) that the representations and warranties of the Company contained in Article III are true and correct as of the Closing Date.

(v) Each Purchaser shall deliver to the Company a certificate, duly executed by an executive officer of such Purchaser (or an individual authorized to act on behalf of such Purchaser), dated as of the Closing Date, certifying (i) that the representations and warranties of such Purchaser contained in Article III are true and correct as of the Closing Date and (ii) that such Purchaser has designated a Purchaser Authorized Agent pursuant to Section 6.10(b) and identifying such agent.

(vi) Each Purchaser shall cause a wire transfer in same day funds to an account of the Company designated in writing by the Company to the Purchasers in an amount equal to the purchase price for such Purchaser’s Purchased Securities as set forth in Schedule I hereto.

(vii) Each Purchaser shall deliver to the Company the acknowledgment set forth in Exhibit B.

(viii) Each Purchaser shall deliver to the Company a duly completed and executed IRS Form W-9 (or, in the case of a Purchaser that is a non-U.S. person, a duly completed and executed IRS Form W-8BEN-E, W-8ECI, W-8IMY or W-8EXP, as applicable).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Company. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof or in the disclosure schedule (the “Company Disclosure Schedule”) delivered by the Company to each Purchaser prior to the execution of this Agreement, the Company represents and warrants to each Purchaser, as of the date hereof, as follows:

(a) Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification. Except as would not reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.

(b) Subsidiaries. Each Subsidiary of the Company and its place and form of organization is set forth in the Company Reports. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are owned by the Company, by one or more wholly owned Subsidiaries of the Company or by the Company and one or more wholly owned Subsidiaries of the Company, free and clear of all liens except for transfer restrictions imposed by applicable securities laws, and are duly authorized, validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock or other equity securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, those Subsidiaries set forth in the Company Reports, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

(c) Capitalization. The authorized capital stock of Company consists of 150,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of September 2, 2014, (i) 73,335 shares of Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) are issued and outstanding, and 10,476,429 shares of the Company Common Stock are issuable upon the conversion of shares of Series A Preferred Stock, (ii) 53,783,390 shares of Company Common Stock are issued and outstanding, (iii) 10,565,319 shares of Company Common Stock are issuable upon the exercise of outstanding warrants to purchase Company Common Stock, (iv) 7,341,459 shares of Company Common Stock are issuable upon the conversion of the Company’s outstanding 4.5% Convertible Senior Notes and (v) 3,229,078 shares of Company Common Stock are issuable upon the settlement or exercise of restricted stock units and stock options granted pursuant to the Company’s incentive compensation plans. Each of the outstanding shares of capital stock or other equity securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Except as set forth above, Company has not issued any securities, the holders of which have the right to vote with the shareholders of Company on any matter. Except as set forth above, there are no (i) authorized or outstanding securities, rights (preemptive or other), subscriptions, calls, commitments, warrants, options, stock appreciation rights, phantom stock or other agreements that give any Person the right to purchase, subscribe for, or otherwise receive or be issued capital stock of the Company, (ii) outstanding debt or equity securities of the Company that upon the conversion, exchange or exercise thereof would require the issuance, sale or transfer by the Company of any new or additional capital stock of the Company (or any other securities of the Company which, whether after notice, lapse of time, or payment of monies, are or would be convertible into or exchangeable or exercisable for capital stock of the Company), (iii) agreements or commitments obligating the Company to repurchase, redeem, or otherwise acquire capital stock or other securities of the Company or its Subsidiaries or (iv) stockholder rights agreements, “poison pill” or similar anti-takeover agreements or plans.

(d) Authorization. The Company has the requisite corporate power to execute and deliver this Agreement, to consummate the Transactions and to comply with the provisions of this Agreement, subject to the obtaining of the Series A Stockholder Approval. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the limitation of such enforcement by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). The Board of Directors of the Company unanimously adopted resolutions (A) approving this Agreement and the Transactions, (B) declaring that this Agreement and the Transactions are advisable and in the best interests of the Company and the Company’s stockholders, (C) directing that the Stockholder Proposal be submitted to a vote at a meeting of the Company’s stockholders to be held as set forth in Section 4.07 and (D) recommending that the Company’s stockholders approve the Stockholder Proposal, which resolutions have not been rescinded, modified or withdrawn in any way.

(e) Valid Issuance of Shares. The Purchased Securities have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Purchased Securities will be validly issued, fully paid and nonassessable, free and clear of all liens, except for restrictions on transfer imposed by applicable securities laws or under this Agreement and except for liens created by the Purchasers. The Purchased Preferred Shares, when issued, will have the designations, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions set forth in the Certificate of Designations. The shares of Company Common Stock issued upon conversion of the Purchased Preferred Shares pursuant to the Certificate of Designations will be validly issued, fully paid and nonassessable, free and clear of all liens, except for restrictions on transfer imposed by applicable securities laws or under this Agreement and except for liens created by the Purchasers. The Company has reserved a sufficient number of shares of Company Common Stock for issuance upon conversion of the Purchased Preferred Shares.

(f) Non-Contravention/No Consents. The execution, delivery and performance of this Agreement, and the consummation by the Company of the

Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the Amended and Restated Certificate of Incorporation or Bylaws of the Company, (ii) any mortgage, note, indenture, deed of trust, lease, loan agreement or other contract or agreement binding upon the Company or any of its Subsidiaries or (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of the Purchasers set forth herein, other than (A) the filing of a proxy statement and obtaining the approval of the Stockholder Proposal, (B) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (C) any required filings under the HSR Act, (D) the filing of a Supplemental Listing Application with the NYSE or (E) as have been obtained prior to the date of this Agreement, no material consent, approval, order or authorization of, or material registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions.

(g) Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, (A) its annual report on Form 10-K for the fiscal years ended December 31, 2013 and 2012, (B) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 2013, (C) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since December 31, 2013 and (D) all other forms, reports, schedules, and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2012 (collectively, the “Company Reports”). No Subsidiary of the Company is required to file or furnish any report, schedule, form, statement or other document with, or make any other filing with, or furnish any other material to, the SEC. As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii) Each of the consolidated balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows, included in or incorporated by reference into the Company Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments and (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto.

(iii) The Company has established and maintains a system of internal accounting controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(h) Absence of Certain Changes. Since June 30, 2014 until the date hereof, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no event has occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(i) No Undisclosed Liabilities, etc. There are no material liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements (including the notes thereto) contained in the Company Reports, (ii) liabilities incurred since June 30, 2014 in the ordinary course of business and (iii) liabilities that would not reasonably be expected to have a Material Adverse Effect.

(j) Compliance with Applicable Law; Permits. Since January 1, 2013, each of the Company and its Subsidiaries has complied in all respects and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority applicable to the Company or such Subsidiary, other than such non-compliance, defaults or violations that have not had and would not reasonably be expected to have a Material Adverse Effect. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have in effect all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Entity that are necessary for them to own, lease or operate their properties and assets and to carry on their businesses as currently conducted.

(k) Legal Proceedings. Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, orders, claims, suits, litigations, actions, arbitrations, mediations or governmental investigations of any nature against the Company or any of its Subsidiaries (i) that have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenges the validity of the Transactions. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment or decree of a Governmental Entity that has had or would reasonably be expected to have a Material Adverse Effect. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, there is no investigation or review pending (or, to the knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries.

(l) Environmental Compliance. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”). Except as has not had and would not reasonably be expected to have a Material Adverse Effect, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(m) Taxes and Tax Returns.

(i) Except as has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries has timely filed (including all applicable extensions) all Tax Returns required to be filed, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Entity all Taxes that are required to be paid (or that have been asserted in writing by a Governmental Entity), except, in each case, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP.

(ii) Except as has not had and would not reasonably be expected to have a Material Adverse Effect, there are no disputes pending, or claims asserted in writing, for Taxes or assessments upon the Company or any of its Subsidiaries for which the Company does not have reserves that are adequate under GAAP.

(iii) Except as has not had and would not reasonably be expected to have a Material Adverse Effect, there is no lien, charge or encumbrance for Taxes upon any of the assets or properties of the Company or any of its Subsidiaries, except for liens, charges, or encumbrances for Taxes not yet due and payable.

(iv) As of the date of Closing, the Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Internal Revenue Code.

(n) Material Contracts. For purposes of this Agreement, “Material Contracts” means each outstanding contract or agreement to which the Company or any of its Subsidiaries is a party, which is or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K under the Securities Act. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, (i) each Material Contract is in full force and effect (except for those contracts or agreements that have expired in accordance with their terms), is a legal, valid and binding agreement of the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to the Enforceability Exceptions, (ii) each of the Company and its Subsidiaries has performed or is performing all obligations required to be performed by it under the Material Contracts and is not (with or without notice or lapse of time or both) in breach or default thereunder, and has not knowingly waived or failed to enforce any rights or benefits thereunder (other than in the ordinary course of business consistent with past practice), and, (iii) to the knowledge of the Company, no other party to any of the Material Contracts is (with or without notice or lapse of time or both) in breach in any material respect or default thereunder.

(o) Properties. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, (i) each of the Company and its Subsidiaries has good and marketable title to, or in the case of leased tangible property and leased tangible assets, has valid and enforceable leasehold interests in, all of its material properties and tangible assets, free and clear of all liens and (ii) the material properties and tangible assets owned or leased by the Company and its Subsidiaries, or which they otherwise have the right to use, are sufficient (subject to normal wear and tear) to operate their businesses in substantially the same manner as they are currently conducted.

(p) Unlawful Payments. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries, nor any of the directors, officers, agents acting at its direction, employees, representatives, franchisees or distributors of the Company or any of its Subsidiaries, has taken any action, directly or indirectly, that: (A) violated the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or (B) would have violated the FCPA (in any case where the Company, any of its Subsidiaries, or any other person referenced above may not have been subject to the FCPA) and (ii) there have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any payment that the FCPA prohibits, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund for use in making any such payments.

(q) Office of Foreign Asset Control. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, there is not, and has not been, any pending or, to the Company’s knowledge, threatened, legal, administrative, arbitral or other material proceeding, investigation (formal or informal), litigation, claim, suit or action by any Governmental Entity against the Company or any of its Subsidiaries, nor is there any judgment, order or decree imposed (or, to the knowledge of the Company, threatened to be imposed) upon the Company or any of its Subsidiaries by or before any Governmental Entity, in each case, in connection with an alleged violation of laws relating to the import or export (including deemed export) of data, goods or services to any foreign jurisdiction against which the United States or the United Nations maintains sanctions or export controls, including applicable regulations of the United States Department of Commerce, the United States Department of State and the Office of Foreign Asset Control of the United States Department of Treasury.

(r) Voting Requirements. (i) The affirmative vote at a stockholders’ meeting or any adjournment or postponement thereof of the holders of a majority of the shares of Company Common Stock present or represented and entitled to vote at a meeting of stockholders of the Company to voting with respect to the Stockholder Proposal and (ii) the Series A Preferred Stockholder Approval, which has been obtained prior to the Closing Date, are the only votes of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement and the consummation of the Transactions.

(s) Brokers and Finders. Except for Morgan Stanley & Co. LLC, neither the Company nor any of its Subsidiaries has used any broker, finder, placement agent or financial advisor or incurred any liability for any brokers’, finders’ or similar fees or commissions in connection with any of the Transactions.

(t) Securities Law Compliance. Neither the Company nor any of its Affiliates, nor any person acting at its or their instruction, has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Purchased Securities. Neither the Company nor any of its Affiliates, nor any person acting at its or their instruction, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration under the Securities Act of the offer or sale of the Purchased Securities as contemplated hereby. Assuming the accuracy of the representations and warranties made by the Purchasers in Section 3.02, the offer, sale and issuance by the Company of the Purchased Securities, and the issuance of the shares of Company Common Stock upon conversion of the Purchased Preferred Shares, are exempt from the registration requirements under the Securities Act, and the rules and regulations promulgated thereunder.

(u) Reporting Company; Form S-3. The Company is, and will be immediately after the consummation of the Transactions, eligible to register the Purchased Common Shares and the shares of Company Common Stock issuable upon conversion of the Purchased Preferred Shares for resale by the Purchasers on a registration statement on Form S-3 under the Securities Act.

(v) Listing and Maintenance Requirements. The Company Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate, or reasonably likely to have the effect of terminating, the registration of the Company Common Stock under the Exchange Act nor has the Company received any notification in writing that the SEC is contemplating terminating such registration. The Company has not, in the two (2) years preceding the date hereof, received notice from the NYSE in writing to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange.

(w) Canadian Securities Law Matters. To the knowledge of the Company, immediately after the Closing, (i) less than 5% of the holders (beneficial or otherwise) of Company Common Stock are residents of Canada and (ii) less than 5% of the outstanding shares of Company Common Stock are beneficially owned by residents of Canada, excluding, in each case of clauses (i) and (ii), the Purchasers.

Section 3.02. Representations and Warranties of Each Purchaser. Each Purchaser severally represents and warrants to, the Company, as of the date hereof, solely as to such Purchaser, as follows:

(a) Organization; Ownership. Purchaser A is a Canadian Crown Corporation, duly organized, validly existing and in good standing under the laws of Canada. Purchaser B is a private limited liability company, incorporated, duly organized and validly existing under the laws of the Republic of Singapore. Purchaser C is a corporation without share capital, duly organized and validly existing under the Teachers’ Pension Act (Ontario).

(b) Authorization; No Conflicts.

(i) Each Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by each Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action on behalf of such Purchaser. No other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance by Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by each Purchaser. This Agreement is a valid and binding obligation of each Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(ii) The execution, delivery and performance of this Agreement by each Purchaser, the consummation by such Purchaser of the Transactions and the compliance by such Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of such Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement binding upon such Purchaser or (C) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to such Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions.

(c) Consents and Approvals. No material consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of each Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the Transactions, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions by such Purchaser.

(d) Securities Act Representations.

(i) Each Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Purchased Securities is being made in reliance on a private placement exemption from registration under the Securities Act. Each Purchaser is acquiring the Purchased Securities for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Purchased Securities in violation of the Securities Act. Each Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Purchased Securities and is capable of bearing the economic risks of such investment. Each Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

(ii) Except with respect to the right of the Purchaser A to appoint a Board of Directors observer pursuant to Section 4.08, each Purchaser is acquiring the Purchased Securities for passive investment purposes only, and is not acquiring the Purchased Securities with the purpose or with the effect of determining, directing, influencing, changing or controlling the management, board of directors, governing instruments or policies or affairs of the Company or its Subsidiaries or in connection with or as a participant in any transaction having that purpose or effect.

(iii) Each Purchaser is not acting in concert, and does not have any agreement or understanding, with any Person that is not an Affiliate, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities, other than as may be deemed to arise after the Closing as a result of any transaction by Purchaser not prohibited by this Agreement.

(iv) Each Purchaser acknowledges that the Company makes no representation or warranty with respect to any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, except to the extent expressly provided in Section 3.01 hereof or in any certificate delivered by the Company pursuant to this Agreement.

(e) Brokers and Finders. No Purchaser or any of such Purchaser’s officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any brokers’, finders’ or similar fees or commissions in connection with any of the Transactions.

(f) No Additional Representations.

(i) Each Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that the Company makes no representation or warranty with respect to (A) any projections, estimates or budgets delivered or made available to such Purchaser (or any of its Affiliates, officers, directors, or employees) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (B) the future business and operations of the Company and its Subsidiaries, and such Purchaser has not relied on such information or any other representations or warranties not set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.

(ii) Each Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges such Purchaser has been provided sufficient access for such purposes. Except for the representations and warranties expressly set forth in Section 3.01 by the Company in accordance with the terms hereof, in entering into this Agreement, each Purchaser has relied solely upon its independent investigation and analysis of the Company and its Subsidiaries, and each Purchaser acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company, its Subsidiaries, Morgan Stanley & Co. LLC or any of their respective Affiliates, stockholders, controlling persons or representatives that, with respect to the Company, are not expressly set forth in

Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Each Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, (A) each of the Company and Morgan Stanley & Co. LLC does not make, or has not made, any representations or warranties relating to the Company or the Company’s business or otherwise in connection with the transactions contemplated hereby and such Purchaser is not relying on any representation or warranty except for those expressly set forth in this Agreement, (B) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by such Purchaser as having been authorized by the Company, and (C) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to such Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company or Morgan Stanley & Co. LLC unless any such materials or information is the subject of any express representation or warranty set forth in Section 3.01 of this Agreement or in any certificate delivered by the Company pursuant to this Agreement.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.01. Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the requesting party.

Section 4.02. Restrictions on Transfer.

(a) Subject to Section 4.02 of the Company Disclosure Schedule, until the six (6) month anniversary of the Closing Date, no Principal Purchaser shall, and no Principal Purchaser shall request that the Company permit it to (a) sell, transfer, assign or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment or similar disposition of, any of the Purchased Securities (other than any sale or transfer to an Affiliate that agrees in writing to be bound by the terms and provisions of this Agreement to the same extent as such Principal Purchaser) or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Purchased Securities (clauses (a) and (b) together, “Restricted Transactions”), other than in each of clauses (a) and (b), (i) through a registered Underwritten Offering in accordance with Article V, (ii) the sale or transfer of the Principal Purchaser’s Purchased Securities to a third party in a transaction not involving a registered offering under the Securities Act; provided, that, in the case of any sale or transfer under clause (ii), such transferee agrees to be bound to the provisions of Section 4.02 and Section 4.13 (to the same extent applicable to such Principal Purchaser) or (iii) in response to a tender offer for the shares of the Company that is (A) announced by the Company or (B) announced by a third party and such tender offer is recommended by the Board of Directors (clauses (i), (ii) and (iii) collectively, the “Permitted Transfers”); provided that, nothing in this Section 4.02 shall prohibit any Principal Purchaser or any Affiliate of Principal Purchaser from (A) undertaking currency hedging transactions, (B) undertaking hedging transactions with respect to an index where the Company is a constituent member of a stock index or, (C) in the ordinary course of business consistent with past practice to the extent applicable, undertaking hedging transactions involving companies in the logistics sector (other than the Company); provided, that the foregoing exceptions shall not be available for transactions that are permitted by clauses (A), (B) or (C) but have the primary purpose or effect of circumventing the prohibition on Restricted Transactions.

(b) Subject to Section 4.02 of the Company Disclosure Schedule, during the period commencing on the six (6) month anniversary of the Closing Date and ending on the earlier of (i) the one (1) year anniversary of the Closing Date and (ii) the date on which such Principal Purchaser no longer has Beneficial Ownership over more than five percent (5%) of the Company Common Stock on an as-converted, fully diluted basis, no Principal Purchaser shall, without the Company’s prior written consent, engage in any Restricted Transaction other than Permitted Transfers. In the event that, during such period, a Principal Purchaser requests the Company’s consent to engage in any Restricted Transaction other than Permitted Transfers during the time specified in the first sentence of this Section 4.02(b), then the Company will work in good faith with the Purchaser to seek to agree upon a manner of sale that would minimize any disruptive impact to the share price of the Company Common Stock (including a transaction effected in the manner contemplated under Section 4.13(a)(ii)), and in the event that the Company and such Principal Purchaser are unable to agree upon such a manner of sale after such good faith negotiations and the Company withholds its consent to a Restricted Transaction that is proposed to be effected other than by way of a Permitted Transfer, the Company will promptly provide such Principal Purchaser the reasons for its refusal in writing.

(c) In the event that, during the twelve (12) months following the date of this Agreement, there is a sustained material decline in equity trading markets in the United States as compared to the other countries in which a Principal Purchaser has similar equity investments, the Company agrees to consider in good faith (but shall have no obligation to grant) requests from such Principal Purchaser to release the restrictions set forth in this Section 4.02 in order to allow such Principal Purchaser to engage in Restricted Transactions other than through Permitted Transfers.

Section 4.03. Standstill.

(a) Each Principal Purchaser covenants to and agrees with the Company that, without the Company’s prior written consent, neither such Principal Purchaser nor any of its Affiliates will, directly or indirectly until the date that is eighteen (18) months after the Closing Date (the “Standstill Period”):

(i) in any way acquire, offer or propose to acquire or agree to acquire legal title to or Beneficial Ownership of any Voting Securities;

(ii) make any public announcement with respect to, or submit to the Company or any of its directors, officers, representatives, trustees, employees, attorneys, advisors, agents or Affiliates, any proposal for the acquisition of any Voting Securities or with respect to any merger, consolidation, business combination, restructuring, recapitalization or purchase of any substantial portion of the assets of the Company of any of its Subsidiaries, in which such Principal Purchaser and its Affiliates are involved, and whether or not such proposal might require the making of a public announcement by the Company unless the Company shall have made a prior written request to such Principal Purchaser to submit such a proposal (provided that the foregoing shall not prohibit such Principal Purchaser from submitting a proposal to the Chief Executive Officer or Chief Financial Officer of the Company on a confidential basis so long as such proposal would not require the making of any public announcement by the Company);

(iii) seek or propose to influence, advise, change or control the management, Board of Directors, governing instruments or policies or affairs of the Company by way of any public communication or communication with any Person other than the Company, or make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any Voting Securities or become a “participant” in any “election contest” (as such terms are defined and used in Rule 14a-11 under the Exchange Act) with respect to Voting Securities; provided, however, that nothing in this clause (iii) shall prevent a Principal Purchaser or its Affiliates from (x) other than as set forth in Section 4.09, voting in any manner any Voting Securities over which Principal Purchaser or such Affiliates has Beneficial Ownership or (y) communicating privately with stockholders of the Company to the extent such communication does not constitute a “solicitation” of “proxies,” as such terms are defined or used in Regulation 14A under the Exchange Act and the number of persons with whom Principal Purchaser communicates is fewer than ten (10); or

(iv) make a request to amend or waive any provision of this Section 4.03(a).

(b) For purposes of this Agreement, a Person shall be deemed to have “Beneficial Ownership” of any securities in respect of which such Person or any of such Person’s Affiliates is considered to be a “Beneficial Owner” under Rule 13d-3 under the Exchange Act as in effect on the date hereof.

(c) This Section 4.03 shall not apply with respect to any actions that are not in respect of the Purchased Securities by (i) any person who holds or acquires Voting Securities (A) on behalf of a Principal Purchaser or an Affiliate of a Principal Purchaser as a third-party investment manager with discretionary authority or (B) as, or by or through, investment funds, managed funds, managed accounts or other pooled investment vehicles in which a Principal Purchaser or an Affiliate of a Principal Purchaser, directly or indirectly, has invested or may invest and that are managed by third parties or (ii) any direct or indirect portfolio company of a Principal Purchaser or an Affiliate of a Principal Purchaser or any trading group of a Principal Purchaser or an Affiliate of a Principal Purchaser so long as, in each of clauses (i) and (ii), such Principal Purchaser has not disclosed to such Affiliate any confidential information regarding the Company obtained in its capacity as a Principal Purchaser, including, through its right to appoint a Board of Directors observer (it being understood and agreed that confidential information regarding the Company will presumptively not be deemed to have been shared if such Person is restricted from accessing such information through compliance with standard practices and procedures restricting the flow of information from such Principal Purchaser to such Affiliate). In addition, the provisions of this Section 4.03 shall not prohibit a Principal Purchaser from engaging in ordinary course index-replicating activities consistent with past practice to the extent applicable, provided that such Principal Purchaser traders effecting such trades have not been provided by such Principal Purchaser with confidential information regarding the Company obtained in its capacity as a Principal Purchaser, including through Purchaser A’s right to appoint a Board of Directors observer.

(d) The Standstill Period shall immediately terminate and expire if: (i) any person (other than a Principal Purchaser or its Affiliates) or “group” as such term is defined under Section 13(d) of the Exchange Act (which does not comprise a Principal Purchaser or its Affiliates) shall have acquired or entered into a binding definitive agreement that has been approved by the Board of Directors or any duly constituted committee thereof to acquire more than fifty percent (50%) of the outstanding Voting Securities or all or substantially all of the assets of the Company or (ii) any person (other than a Principal Purchaser or its Affiliates) commences a tender or exchange offer which, if consummated, would result in such person’s acquisition of Beneficial Ownership of more than fifty percent (50%) of the outstanding Voting Securities.

Section 4.04. Securities Laws; Legends.

(a) Each Purchaser acknowledges and agrees that as of the date hereof the Purchased Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. Each Purchaser acknowledges that, except as provided in Article V, such Purchaser has no right to require the Company to register the Purchased Securities. Each Purchaser further acknowledges and agrees that any certificate or evidence of book-entry notation for the Purchased Securities shall bear a legend substantially as set forth in paragraph (b) of this Section 4.04 (and any shares evidenced in book entry form shall contain appropriate comparable notation and reflect related stop transfer instructions).

(b) Any certificates for the Purchased Securities shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

In addition, any certificates for the Purchased Securities issued to the Principal Purchasers shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN INVESTMENT AGREEMENT BY AND AMONG XPO LOGISTICS, INC. AND THE PURCHASERS SET FORTH ON SCHEDULE I THERETO, DATED AS OF SEPTEMBER 11, 2014, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, MODIFIED OR SUPPLEMENTED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH RESTRICTIONS.

(c) When issued pursuant hereto, the certificates evidencing the Purchased Securities shall also bear any legend required by any applicable state blue sky law.

(d) Any holder of Purchased Securities may request the Company to remove any or all of the legends described in this Section 4.04 from the certificates evidencing such Purchased Securities by submitting to the Company such certificates, and, in the case of the legend relating to restrictions on transfer under the Securities Act or applicable state laws, together with an opinion of counsel, to the effect that such legend or legends are no longer required under the Securities Act or applicable state laws, as the case may be. Following the first anniversary of the Closing Date, the Company shall, if requested by a Purchaser, promptly remove the restrictive legend relating to restrictions on transfer in the Investment Agreement from any certificates representing such Purchaser’s Purchased Securities.

Section 4.05. Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the reasonable judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing Purchased Securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 4.06. Regulatory Matters; Efforts.

(a) Each Purchaser and the Company shall use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the Transactions. With respect to such applications, notices, petitions and filings:

(i) The Company and each Purchaser shall have the right to consult the other, in each case subject to applicable laws relating to the exchange of information, with respect to any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other apprised of the status of matters relating to completion of the Transactions.

(ii) Each Purchaser and the Company shall, upon request, furnish each other, on a confidential basis, with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of such Purchaser, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Transactions; provided, that, in lieu of providing such confidential information to another party, a party which is obligated to furnish information pursuant to this clause 4.06(a)(ii) to another party may instead elect to directly provide such information, on a confidential basis, to a Governmental Entity in any statement, filing, notice or application required to be made by or on behalf of such party to such Governmental Entity in connection with the Transactions so long as the failure to provide and share such information with another party does not adversely affect the ability of such other party from making any statement, filing, notice or application required to be made by or on behalf of such other party to such Governmental Entity.

(iii) Each Purchaser and the Company shall promptly furnish the other with copies of written communications received by them or their Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the Transactions (other than in respect of information filed or otherwise submitted confidentially to any such Governmental Entity).

(b) Each Purchaser and the Company shall, and shall cause their Subsidiaries to, use all reasonable best efforts to (i) take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on them or their Subsidiaries with respect to the Transactions and to consummate the Transactions and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or such Purchaser or any of their respective Subsidiaries in connection with the Transactions, and to comply with the terms and conditions of such consent, authorization, order or approval.

(c) In the event that the purchase and sale to any Principal Purchaser of the entire amount of the Purchased Common Shares designated to be purchased by such Principal Purchaser pursuant to Section 2.01(a) would require a filing under the HSR Act, then, in lieu of purchasing and selling such entire amount at the Closing, the Company shall issue and sell to Principal Purchaser, and Principal Purchaser shall purchase and acquire from the Company, the maximum number of shares of Company Common Stock that it may purchase without making a filing under the HSR Act and, in lieu of purchasing the remaining Purchased Common Shares that it otherwise would be required to purchase pursuant to Section 2.01(a) (such number of unpurchased shares of Company Common Stock, the “Shortfall Number” and, the aggregate purchase price for the Shortfall Number of Purchased Common Shares, the “Shortfall Amount”), such Principal Purchaser shall purchase an additional number of shares of Series B Preferred Stock equal to the Shortfall Amount divided by $1,000.00 (such additional shares of Series B Preferred Stock, the “Substituted Preferred Stock”). Shares of the Substituted Preferred Stock shall be deemed to be the Purchased Preferred Shares for all purposes of this Agreement. Upon written notice to the Company by a holder of Substituted Preferred Stock that the applicable waiting periods under the HSR Act have expired or been terminated, the Company shall reasonably promptly take all action required under the Certificate of Designations to convert the Substituted Preferred Stock into a number of shares of Company Common Stock equal to the Shortfall Number (as such number may be adjusted under the terms of the Certificate of Designations) and, following such conversion, such shares of Company Common Stock shall be deemed to be the Purchased Common Shares for all purposes under this Agreement.

Section 4.07. Proxy Statement. If the Closing occurs, the Company shall call and hold a special meeting of its stockholders, as promptly as reasonably practicable after the Closing, but no later than six (6) months following the Closing Date (the “Meeting End Date”) to vote on proposals (collectively, the “Stockholder Proposal”) to approve the issuance of shares of Company Common Stock in connection with the conversion of the Purchased Preferred Shares into Company Common Stock, for purposes of Section 312.03 of the NYSE Listed Company Manual. The Board of Directors shall recommend to the Company’s stockholders that such stockholders approve the Stockholder Proposal, and shall not modify or withdraw such resolution. In connection with such meeting, the Company shall promptly prepare (and the Purchasers will reasonably cooperate with the Company to prepare) and file (but in no event more than ninety (90) days following the Closing) with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such stockholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders as promptly as practicable after clearance by the SEC. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. The Company agrees that each proxy statement referred to in this Section 4.07 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and that none of the information included or incorporated by reference in any such proxy statement will, at the date it is filed with the SEC or mailed to the stockholders of the Company or at the time of the stockholders’ meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except for statements made in such proxy statement based exclusively on information supplied in writing by or on behalf of the Purchasers specifically and explicitly for inclusion or incorporation by reference therein. Each of the Purchasers and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Purchasers prior to mailing any proxy statement, or any amendment or supplement thereto, and provide the Purchasers with a reasonable opportunity to comment thereon. The Company shall promptly notify the Purchasers upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to any proxy statement and shall provide the Purchasers with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. The directors’ recommendation described in this Section 4.07 shall be included in the proxy statement filed in connection with obtaining such stockholder approval. In the event that the approval of the Stockholder Proposal is not obtained at such special stockholders’ meeting, the Company shall include a proposal to approve (and, the Board of Directors shall recommend approval of) such Stockholder Proposal at a meeting of its stockholders (which may be an annual meeting) no less than once in each six (6)-month period beginning on the Meeting End Date until such approval is obtained or made, and the other applicable provisions of this Section 4.07 shall apply with respect to seeking such Stockholder Proposal.

Section 4.08. Board Observer.

(a) For so long as Purchaser A holds a number of the Purchased Securities in an amount in excess of seventy-five percent (75%) of the Purchased Securities purchased by Purchaser A as of the date of this Agreement (as adjusted for any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization), the Company shall, if requested by Purchaser A, (a) permit a single representative of Purchaser A, who shall be reasonably acceptable to the Company, to attend all meetings of the Board of Directors, as an observer, (b) permit such observer to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Board of Directors, without voting, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Board of Directors and (c) provide such observer with copies of materials generally distributed to the Board of Directors for purposes of general and special meetings of the Board of Directors. Purchaser A shall not be permitted to send an alternate observer to meetings of the Board of Directors, and any permanent substitution of the observer shall be subject to the Company’s reasonable consent with respect to the identity of such observer.

(b) For so long as Purchaser B holds a number of the Purchased Securities in an amount in excess of seventy-five percent (75%) of the Purchased Securities purchased by Purchaser B as of the date of this Agreement (as adjusted for any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization), the Company shall, if requested by such Purchaser, provide such Purchaser with copies of materials generally distributed to the Board of Directors for purposes of general and special meetings of the Board of Directors.

(c) Notwithstanding anything to the contrary herein, the Company and the Board of Directors shall have the right to limit the information provided pursuant to this Section 4.08 in order to maintain attorney-client privilege and in order to protect information that is reasonably determined to be competitively sensitive.

Section 4.09. Voting. Until the second anniversary of the Closing Date, or such earlier date on which a Principal Purchaser no longer has Beneficial Ownership over more than five percent (5%) of the Company Common Stock on an as-converted, fully diluted basis:

(a) Such Principal Purchaser shall take such action (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of shareholders of the Company) as may be required so that with respect to the election of nominees to the Board of Directors all Purchased Common Shares over which it has Beneficial Ownership it are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as recommended by the Board of Directors to the other holders of Voting Securities with respect to such nominees. Each Principal Purchaser further agrees not to take any other actions as a stockholder of the Company intended to or reasonably likely to, directly or indirectly, circumvent, avoid or nullify the voting arrangements required by this Section 4.09.

(b) Such Principal Purchaser shall use its reasonable best efforts to be present, in person or by proxy, at all meetings of the stockholders of the Company so that all Purchased Common Shares over which such Principal Purchaser has Beneficial Ownership from time to time may be counted for the purposes of determining the presence of a quorum at such meetings. The foregoing provision shall also apply to the execution by such Principal Purchaser of any written consent in lieu of a meeting of holders of Voting Securities.

Section 4.10. Listing. The Company shall, following the Closing Date, take all action reasonably necessary to effect the listing of the shares of the Purchased Common Shares and shares of Company Common Stock issuable upon conversion of the Purchased Preferred Shares on the NYSE, upon official notice of issuance. Following the initial listing of such shares, the Company shall use its reasonable best efforts to maintain the listing of such shares for so long as Company Common Stock continues to be listed on the NYSE.

Section 4.11. Reservation of Shares. From and after the Closing, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Company Common Stock, solely for the purpose of providing for the conversion of the Purchased Preferred Shares, such number of shares of Company Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the shares of Purchased

Preferred Shares issued pursuant to this Agreement in accordance with their respective terms. The Company covenants that all shares of Company Common Stock issuable upon conversion of the Purchased Preferred Shares shall, upon such issue, be duly and validly issued and fully paid and non-assessable. If at any time the number of authorized but unissued shares of Company Common Stock shall not be sufficient to effect the conversion of the Purchased Preferred Shares or otherwise to comply with the terms of this Agreement, the Company shall take all corporate action as may be necessary to increase its authorized but unissued shares of Company Common Stock to such number of shares as shall be sufficient for such purposes. The Company will use its reasonable best efforts to obtain any authorization, consent, approval or other action by, and shall make any filing with any court or administrative body that may be required under, applicable state securities laws in connection with the issuance of shares of Company Common Stock upon conversion of the Purchased Preferred Shares.

Section 4.12. Recapitalization, Exchange, Etc. Affecting the Company’s Capital Stock. For so long as any Purchaser continues to hold any Purchased Securities, the Company shall not, and shall not permit any of its Subsidiaries to, (a) issue, sell, redeem, or repurchase any shares of capital stock of the Company or any of its Subsidiaries, (b) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization or (c) undertake any other transaction that is not covered in the foregoing clauses (a) or (b), in each case, that reasonably would cause or result in a Purchaser, directly or indirectly, holding a number of shares of any class of capital stock of the Company that is entitled to vote generally in the election of directors representing an amount in excess of thirty percent (30%) of all shares of capital stock that are entitled to vote generally in the election of directors without promptly notifying all Purchasers at least thirty (30) days in advance of such transaction, to the extent practicable, and the Company shall release such Purchaser from any obligations under Section 4.02 in order to allow such Purchaser to sell, transfer, assign or similarly dispose of any of the Purchased Securities to the extent necessary such that following such action the Purchased Securities held by such Purchaser represent less than thirty percent (30%) of all shares of any class of capital stock of the Company that are entitled to vote generally in the election of directors.

Section 4.13. Right of First Offer.

(a) Until the second anniversary of the Closing Date, or such earlier date on which a Principal Purchaser no longer has Beneficial Ownership over more than five percent (5%) of the Company Common Stock on an as-converted, fully diluted basis, in the event that such Principal Purchaser wishes to engage in any Restricted Transaction, it shall:

(i) without limiting the obligation pursuant to clause (ii) below, provide notice to the Company as soon as reasonably practicable of such Principal Purchaser’s intent to engage in such a Restricted Transaction and the anticipated terms on which it would propose to complete such transaction; and

(ii) provide the Company a period of ten (10) Business Days (the “Right of First Offer Period”) during which such Principal Purchaser shall consider in good faith any proposal made or arranged by the Company with respect to (i) the repurchase of the relevant Purchased Securities by the Company or (ii) the sale of the relevant Purchased Securities to a third-party arranged by the Company; provided, however, that such Principal Purchaser’s determination as to whether to accept such offer shall be at its sole and absolute discretion.

(b) In the event that a Principal Purchaser and the Company are unable to agree upon a transaction pursuant to clause (b)(ii) above during such Right of First Offer Period, such Principal Purchaser shall: (i) use its commercially reasonable efforts to effect such Restricted Transaction in a manner reasonably intended to reduce disruptive impact to the share price of the Company Common Stock to the extent practicable in light of the circumstances and (ii) provide the Company with prompt further notice of any material change in the terms on which it proposes to complete such Restricted Transaction.

Section 4.14. Certain Tax Matters.

(a) At the Closing (and at any other time or times prescribed by applicable law or as reasonably requested by the Company), each Purchaser shall deliver to the Company a properly completed and duly executed IRS Form W-8EXP (or successor form thereto) and/or IRS Form W-8BEN-E (or successor form thereto), as applicable, together with any other information necessary in order to establish an exemption from U.S. federal income tax withholding. Provided a Purchaser satisfies the requirements described in the previous sentence, and except to the extent otherwise required by applicable law, all payments of dividends made by the Company to such Purchaser in respect of the Purchased Securities shall be made without deduction or withholding for or on account of U.S. federal income Taxes. Each Purchaser shall (i) promptly notify the Company at any time such previously delivered IRS forms or information are no longer correct or valid and (ii) if any such previously delivered form expires or becomes obsolete or inaccurate in any respect, update any such form.

(b) The Company agrees to provide each Purchaser with such cooperation as such Purchaser may reasonably request in determining and documenting any eligibility for an exemption from taxation under Section 897 of the Internal Revenue Code; provided that the Company shall not be required to incur any material unreimbursed costs.

ARTICLE V

REGISTRATION RIGHTS

Section 5.01. Demand Registration Rights.

(a) Subject to the provisions of Section 5.02, at any time and from time to time after the date of this Agreement, each Principal Purchaser may make up to two (2) written demands (each, a “Registration Demand”) and Purchaser C may make one (1) written demand (each Purchaser in such capacity, a “Requesting Holder”) to the Company requiring the Company to register, under and in accordance with the provisions of the Securities Act, all or part of the Requesting Holder’s Registrable Shares in an Underwritten Offering. All Registration Demands made pursuant to this Section 5.01 will specify the aggregate amount of shares of Company Common Stock to be registered, the intended methods of disposition thereof and the registration procedures to be undertaken by the Company in connection therewith (a “Demand

Notice”). Subject to Section 5.02, promptly upon receipt of any such Demand Notice, the Company will file the applicable Registration Statement (or amend an existing registration statement to allow the resale by holders of Registrable Shares) as soon as reasonably practicable and in any event within sixty (60) days thereafter. The Company will use its reasonable best efforts to, in accordance with the terms set forth in the Demand Notice, effect as reasonably promptly as practicable thereafter and in any event within one hundred fifty (150) days of the filing of such Registration Statement the registration under the Securities Act (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of the shares of Company Common Stock that the Company has been so required to register, except that if the Company is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act as of the date of filing the applicable Registration Statement, the Company shall file or amend an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act; provided, that any amendment of such automatic shelf registration statement to register all Purchased Securities for resale shall not constitute the use of a Registration Demand.

(b) A Registration Statement shall not count as requested pursuant to a Registration Demand unless and until it has become effective and the Requesting Holder is able to register at least fifty percent (50%) of the Registrable Shares requested by such holders. In addition, a Registration Demand shall not count against the number of available Registration Demands if (i) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Shares thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for a reason solely attributable to the Company and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Shares, or (ii) if the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for a reason solely attributable to the Company, and as a result of any such circumstances described in clause (i) or (ii), less than fifty percent (50%) of the Registrable Shares covered by the applicable Registration Statement are sold by the Requesting Holder pursuant thereto.

Section 5.02. Demand Registration Obligations and Procedures.

(a) If the Company receives a Registration Demand and the Company furnishes to the Requesting Holder making such demand a copy of a resolution of the Board of Directors certified by the secretary of the Company stating that in the good faith judgment of the Board of Directors it would be materially adverse to the Company for a Registration Statement to be filed (or amended, as applicable) on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the demand for such registration. The Company shall not be permitted to provide such notice more than twice in any three hundred sixty (360)-day period. If the Company receives a Registration Demand and the Company is then in the process of preparing to engage in a public offering, the Company shall inform the Requesting Holder of the Company’s intent to engage in a public offering and may require the Requesting Holder to withdraw such Registration Demand for a period of up to ninety (90) days so that the Company may complete its public offering. In the event that the Company ceases to pursue such public offering, it shall promptly inform the Requesting Holder that submitted the Registration Demand, and such Requesting Holder shall be permitted to submit a new Registration Demand.

(b) Registrations under Section 5.01 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of such shares in accordance with the intended method or methods of disposition specified in the Demand Notice. If, in connection with any registration under Section 5.01 that is proposed by the Company to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(c) The Company shall use its reasonable best efforts to keep any Registration Statement filed in response to a Registration Demand effective for as long as is necessary for the participating holders to dispose of all of the covered securities.

(d) The Company shall select the underwriters for each Underwritten Offering; provided that the managing underwriter shall be reasonably acceptable to the Requesting Holder; provided, further, that any nationally recognized “bulge bracket” investment banking firm shall be deemed to be acceptable to the Requesting Holder. The Company and the Requesting Holder shall jointly determine the pricing of the Registrable Shares offered pursuant to any such Registration Statement in connection with a Registration Demand, the material terms of the applicable underwriting agreement and determine the timing of any such registration and sale, subject to this Section 5.02. The Requesting Holder shall determine the applicable underwriting discount and other financial terms, and the holders of the Registrable Shares sold in the Underwritten Offering shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering.

Section 5.03. Piggyback Registration Rights.

(a) Subject to Sections 5.03(b) and 5.04, until the one (1)-year anniversary of this Agreement, if the Company at any time proposes to register any Company Common Stock or effect a take-down from a shelf Registration Statement for its own account (a “Company Registration”) or for the account of any Purchaser possessing demand rights (including in connection with a Registration Demand) (a “Stockholder Registration”) under the Securities Act by registration on Form S-1 or Form S-3 or any successor or similar form(s) (except registrations on any such form or similar form(s) for registration of securities in connection with an employee benefit plan, a dividend reinvestment plan or a merger or consolidation, or incidental to an issuance of securities under Rule 144A under the Securities Act), it will at such time give written notice as promptly as reasonably practicable to the holders of Registrable Shares of its intention to do so, including the anticipated filing date of the Registration Statement or prospectus supplement, as the case may be, and, if known, the number of shares of Company Common Stock that are proposed to be included in such Registration Statement or prospectus supplement, as the case may be, and of the rights under this Section 5.03. Upon the written request of a holder of Registrable Shares (which request shall specify the maximum number of Registrable Shares intended to be disposed of by such holder and such other information as is reasonably required to effect the registration of such shares of Company Common Stock), made as promptly as practicable and in any event within fifteen (15) Business Days after the receipt of any such notice (five (5) Business Days if the Company states in such written notice or gives telephonic notice to such Purchaser, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company, subject to Section 5.04, shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Shares which the Company has been so requested to register by the holders of Registrable Shares; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration or, if applicable, filing of a prospectus supplement with respect to such offering, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination to the holders of Registrable Shares requesting registration under this Section 5.03 (which such holders will maintain in strict confidence) and (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such other securities.

(b) The piggyback registration rights in Section 5.03(a) shall not be available in respect of any Company Registration in which a stated use of proceeds in such offering is the financing by the Company of the acquisition of a business or assets announced prior to the date of the Company Registration; provided, however that if any Company officer or member of the Board of Directors or stockholder holding 1% or more of the outstanding shares of Company Common Stock is participating in such offering, the Company shall to the extent reasonably practicable allow holders of Registrable Shares to participate on substantially similar terms.

(c) Each holder of Registrable Shares shall have the right to withdraw its request for inclusion of such Registrable Shares in any Registration Statement pursuant to this Section 5.03 at any time prior to the launch of the roadshow with respect to such offering (or if there is no roadshow, the filing of the final preliminary prospectus with respect to such offering) by giving written notice to the Company of its request to withdraw.

Section 5.04. Underwriters’ Cutback.

(a) In the case of a Company Registration, if the managing underwriter of any Underwritten Offering shall inform the Company by letter of its belief that the number of Registrable Shares requested to be included in such registration pursuant to Section 5.03, when added to the number of other securities to be offered in such registration by the Company, would adversely affect such offering, then the Company shall include in such registration, to the extent of the total number of securities which the Company is so advised can be sold in (or during the time of) such offering without so adversely affecting such offering (the “Section 5.04(a) Sale Number”), securities in the following priority:

(i) First, all Company Common Stock or securities convertible into, or exchangeable or exercisable for, Company Common Stock that the Company proposes to register for its own account;

(ii) Second, to the extent that the number of securities to be included in the registration pursuant to Section 5.04(a)(i) is less than the Section 5.04(a) Sale Number, any shares of Company Common Stock required to be included pursuant to the Existing Registration Rights Agreement; and

(iii) Third, to the extent that the number of securities to be included in the registration pursuant to Sections 5.04(a)(i) and (ii) is less than the Section 5.04(a) Sale Number, the Registrable Shares requested to be included by holders exercising piggyback rights pursuant to Section 5.03; the securities requested to be included pursuant to this Section 5.04(a)(iii) shall be included on a pro rata basis based on the number of Registrable Shares subject to registration rights owned by each holder requesting inclusion in relation to the number of Registrable Shares then owned by all holders requesting inclusion.

(b) In the case of a Stockholder Registration, if the managing underwriter of any Underwritten Offering shall inform the Company by letter of its belief that the number of shares of Company Common Stock and Registrable Shares requested to be included in such registration would materially adversely affect such offering, then the Company shall include in such registration, to the extent of the total number of securities which the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the “Section 5.04(b) Sale Number”), securities in the following priority:

(i) First, the Registrable Shares requested to be included by the Persons exercising demand rights in connection with such Stockholder Registration;

(ii) Second, to the extent that the number of securities to be included in the registration pursuant to Section 5.04(b)(i) is less than the Section 5.04(b) Sale Number, any shares of Company Common Stock required to be included pursuant to the Existing Registration Rights Agreement; and

(iii) Third, to the extent that the number of securities to be included in the registration pursuant to Sections 5.04(b)(i) and (ii) is less than the Section 5.04(b) Sale Number, the Registrable Shares requested to be included by holders exercising piggyback rights pursuant to Section 5.03; the securities requested to be included pursuant to this Section 5.04(b)(iii) shall be included on a pro rata basis based on the number of Registrable Shares subject to registration rights owned by each holder requesting inclusion in relation to the number of Registrable Shares then owned by all holders requesting inclusion.

Section 5.05. Participation in Underwritten Offerings.

(a) Any participation by a holder of Registrable Shares in a registration by the Company shall be in accordance with the plan of distribution of the Company. Except as provided in Section 5.02(d), in all Underwritten Offerings, the Company shall have sole discretion to select the underwriters.

(b) In connection with any proposed registered offering of securities of the Company in which any holder of Registrable Shares has the right to include Registrable Shares pursuant to Section 5.03, such holder agrees (i) to supply any information reasonably requested by the Company in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering, (ii) to execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments being executed by all holders on substantially the same terms reasonably requested by the Company to effectuate such registered offering, including, without limitation, underwriting agreements, custody agreements, lock-ups, “hold back” agreements pursuant to which such holder agrees not to sell or purchase any securities of the Company for the same period of time following the registered offering as is agreed to by the other participating holders (subject to carve-outs for actions taken by any Person excepted from the definition of Affiliate pursuant to clause (a) or (b) of such definition and for index-based swaps), powers of attorney (subject to applicable law), opinions of counsel and questionnaires, in each case, in customary form, scope and substance. If the Company requests that the participating holders of Registrable Shares take any of the actions referred to in this Section 5.05(b), such holders shall take such action promptly but in any event within three (3) Business Days following the date of such request. The Company shall enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to effect a registered offering and facilitate the disposition of Registrable Shares pursuant to this Article V, including (A) to furnish customary opinions of counsel representing the Company addressed to the underwriters, if any, in customary form, scope and substance, (B) to provide a comfort letter from the independent auditors of the Company addressed to the underwriters, if any, in customary form, scope and substance and (C) if necessary and requested by the Requesting Holder, the reasonable participation of Company management in roadshows in a manner and for a duration customary for offerings of such size.

Section 5.06. Copies of Registration Statements. The Company will, if requested, prior to filing any Registration Statement pursuant to this Article V or any amendment or supplement thereto, furnish to the holders of Registrable Shares participating in the offering related to such Registration Statement, and thereafter furnish to such holders, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such Registration Statement (including each preliminary prospectus) as such holders may reasonably request in order to facilitate the sale of the Registrable Shares by such holders.

Section 5.07. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Shares to the public without registration, while a public market exists for the Company Common Stock, the Company will use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times while Registrable Shares are outstanding; and

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements).

Section 5.08. Expenses. The Company shall pay all Registration Expenses in connection with a Company Registration or any Stockholder Registration, provided that each holder of Registrable Shares participating in an offering shall pay all applicable underwriting fees, discounts and similar charges.

Section 5.09. Certain Non-U.S. Securities Law Matters. To the extent requested by Purchaser C, the Company will cooperate and use commercially reasonable efforts to provide to Purchaser C a certificate of an officer of the Company providing details as to the beneficial ownership, to the knowledge of the Company, of the Company’s securities by residents of Canada based on inquiries consistent with Rule 14a-13 of the Exchange Act, with reference to the ownership measures set out in the Company’s representation set forth in Section 3.01(w).

ARTICLE VI

MISCELLANEOUS

Section 6.01. Survival of Representations and Warranties. Other than those covenants and agreements which by their terms apply in whole or in part after the Closing (which shall survive the Closing and continue in full force until performed), all covenants and agreements contained herein shall terminate as of the Closing. Except for the warranties and representations contained in clauses (a), (b) (c), (d), (e) and (f) of Section 3.01 and (a), (b) and (c) contained in Section 3.02, which shall survive the Closing indefinitely, the warranties and representations made herein shall survive until the later of (a) April 30, 2015 or (b) one (1) month after the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 has been filed, and shall then expire.

Section 6.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by facsimile or sent by overnight courier as follows:

(a)	If to Purchaser A, to:

Public Sector Pension Investment Board - Value Opportunity Portfolio
1250 René-Lévesque Blvd. West, Suite 900
Montreal, QC H3B 4W8
Canada

Attention: Timothy P. Leyne

	Tel:	+1-514-989-4975
	Fax:	+1-514-925-1519
	Email:	TPLeyne@investpsp.ca

with a copy to:

Public Sector Pension Investment Board
1250 René-Lévesque Blvd. West, Suite 900
Montreal, QC H3B 4W8
Canada

Attention: Senior Vice-President and Chief Legal Officer

Tel:	+1-514-939-5339
Fax:	+1-514-937-0403
Email:	legalnotices@investpsp.ca

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
USA

Attn: Douglas P. Warner, Esq.

Tel:	+1-212-310-8751
Fax:	+1-212-310-8007
Email:	douglas.warner@weil.com

If to Purchaser B, to:

c/o Coral Blue Investment Pte. Ltd. (GIC)
168 Robinson Road
37-01 Capital Tower
Singapore 068912

Attention: Tim Lee and Jesley Chua

Tel:	+65 6889 8068
Fax:	+65 6889 8068 / +65 6889 6771

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, CA 94025
Attention: David Makarechian
Fax:	+1-650-473-2601

If to Purchaser C, to:

Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5
Canada

Attention: Legal Department

	E-mail:	law_investments@otpp.com
	Fax:	+1-416-730-3771

with a copy to:

Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5
Canada

Attention: Geoffrey Barratt / Theresa Tam

	Tel:	+1-416-730-6544 / +1-416-730-3792
	E-mail:	geoff_barratt@otpp.com / theresa_tam@otpp.com
	Fax:	+1-416-730-5143

with a copy (which shall not constitute notice) to:

Torys LLP
1114 Avenue of the Americas
New York, New York 10036

Attention: Andrew J. Beck / Joseph J. Romagnoli

	Tel:	+1-212-880-6010 / +1-212-880-6034
	E-mail:	abeck@torys.com / jromagnoli@torys.com
	Fax:	+1-212-682-0200

(b)	If to the Company, to:

XPO Logistics, Inc.
Five Greenwich Office Park
Greenwich, CT 06831

Attention: Gordon E. Devens

	Fax:	+1 (203) 629-7073

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019

Attention:	Adam O. Emmerich
David K. Lam

Fax: +1 (212) 403-2000

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

Section 6.03. Entire Agreement; Third-Party Beneficiaries; Amendment. This Agreement, together with each of the confidentiality agreements between the Company and each Purchaser, sets forth the entire agreement between the parties hereto with respect to the Transactions and there are no other contracts, agreements or other arrangements with any Purchaser with respect thereto, and, other than as set forth in Section 4.04(d) and Section 6.08, are not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder. Notwithstanding the above, Morgan Stanley & Co. LLC will be a third-party beneficiary with respect to the representations and warranties contained in Section 3.02. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing executed in the same manner as this Agreement between the Company and, with respect to any rights or obligations of any Purchaser, such Purchaser and solely by such Purchaser. The Company and any Purchaser may make amendments or modifications to the respective rights and obligations of such Purchaser and of the Company as though this Agreement were a separate agreement of the Company and such Purchaser without effect on the rights and obligations of each other Purchaser with respect to the Company, on one hand, and of the Company to each other Purchaser, on the other hand. No amendment or modification of this Agreement by the Company and any Purchaser shall require notice to be given to any other Purchaser. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

Section 6.06. Public Announcements. No press release, public announcement or other announcement related to this Agreement or the transactions contemplated herein shall be issued or made by any Purchaser or their respective Affiliates without the prior written approval of the Company (which consent shall not be unreasonably withheld), unless required by law (in the reasonable opinion of counsel) in which case the Company shall have the right to review such press release, announcement or communication prior to issuance, distribution or publication. The Company may issue one or more press releases and may provide information about the subject matter of this Agreement in connection with fund raising, debt issuances, or marketing, informational or reporting activities; provided, that each Purchaser shall have the right to consent to the use of its name and description of its participation in the Transactions (which consent shall not be unreasonably withheld); provided, further, that it is agreed that such consent shall not be required with respect to any information included in the press release announcing the Transactions, which was approved by such Purchaser.

Section 6.07. Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions. Notwithstanding the foregoing, following the Closing, upon the receipt from a Purchaser of appropriate invoices, the Company shall within ten (10) Business Days reimburse such Purchaser for (i) up to $150,000 of out-of-pocket costs and expenses actually incurred by such Purchaser for engaging legal counsel and other professional advisors and agents in connection with this Agreement and the Transactions, by wire transfer of same-day funds to an account or accounts designated by such Purchaser and (ii) all customary and reasonable out-of-pocket expenses incurred by the board observer designated pursuant to Section 4.08 in its capacity as the board observer.

Section 6.08. Indemnification.

(a) From and after the Closing, the Company agrees to indemnify and hold harmless each Purchaser, each person who controls such Purchaser within the meaning of the Exchange Act, and each of the respective officers, directors, employees, agents and Affiliates of the foregoing in their respective capacities as such, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, damages, liabilities, Taxes judgments, amounts paid in settlement (subject to Section 6.08(c)) and reasonable out-of-pocket expenses (including attorneys’ fees and disbursements) (collectively, “Loss”) arising out of or resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement or any breach or non-fulfillment of any covenant or agreement made or to be performed by the Company in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary or summary prospectus or any of the documents incorporated therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a holder of

Registrable Shares expressly for use therein and (iii) any violation by the Company of any federal, state or common law rule, regulation or law applicable to the Company and relating to action required of or inaction by the Company in connection with any registration or offering of securities. Notwithstanding the preceding sentence, the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (x) made in any preliminary prospectus if (A) such selling stockholder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such Loss after the Company has furnished such selling Purchaser with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission, or (y) in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling stockholder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such Loss after the Company had furnished such selling Purchaser with a sufficient number of copies of the same.

(b) From and after the Closing, each Purchaser agrees to indemnify and hold harmless, severally and not jointly, the Company, each person who controls the Company within the meaning of the Exchange Act, and each of the respective officers, directors, employees, agents and Affiliates of the foregoing in their respective capacities as such, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (i) any misrepresentation or breach of any representation or warranty made by such Purchaser in this Agreement or in any certificate delivered by such Purchaser pursuant to this Agreement or any breach or non-fulfillment of any covenant or agreement made or to be performed by such Purchaser in this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to Registrable Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary or summary prospectus or any documents incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, only to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Purchaser expressly for use in any Registration Statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus. Each such Purchaser shall also indemnify, severally and not jointly, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company, its officers and directors and each Person (if any) that controls the Company, if requested. Notwithstanding the preceding sentence, each Purchaser shall not be liable in any such case to the extent that any Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (i) made in any preliminary prospectus if the prospectus completely corrected in a timely manner such untrue statement or omission, or (ii) in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus. In no event shall the liability of any Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser under the sale of Registrable Shares giving rise to such indemnification obligation. The Company and the selling stockholders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

(c) A party obligated to provide indemnification under this Section 6.08 (an “Indemnifying Party”) shall reimburse the indemnified parties of the other party (the “Indemnified Parties”) for all reasonable out-of-pocket expenses (including attorneys’ fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any action, suit, claim or proceeding (including any inquiry or investigation) with respect to which the Indemnified Party is entitled to indemnification under Section 6.08(a) or (b), whether or not an Indemnified Party is a party thereto; provided that such reimbursement shall be repaid to the Indemnifying Party if the Indemnified Party is not ultimately entitled to indemnity hereunder; and provided further that the foregoing shall not apply to the extent of the Indemnifying Party’s right under Section 6.08(d) to assume a defense pursuant thereto. If an Indemnified Party makes a claim under this Section 6.08(c) for payment or reimbursement of expenses, such expenses shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto even if the Indemnifying Party reserves the right to dispute whether this Agreement requires the payment or reimbursement of such expenses, but subject to the provisos of the preceding sentence.

(d) An Indemnified Party shall give written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.08 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless (i) the Indemnifying Party determines otherwise, (ii) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Party, (iii) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party, or (iv) in the reasonable judgment of any Indemnified Party (based upon advice of its counsel) a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such claims, then, in each case, the Indemnified Party may assume responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any reasonable legal or other expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense). No Indemnifying Party shall be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, the Indemnifying Party shall not unreasonably withhold its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification could reasonably be expected to be available hereunder (whether or not any Indemnified Party is an actual or potential party to such action, suit, claim or proceeding) unless such settlement or compromise includes an unconditional release of each Indemnified Party from all liability arising out of such action, suit, claim or proceeding. If written notice of a bona fide claim for indemnification under Section 6.08 has been given in respect of any breach of the representations or warranties made by a party in this Agreement prior to the expiration of the applicable representation or warranty, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.

(e) In no event shall any Indemnified Party have any liability for (i) Losses computed on a multiple of earnings, book value or similar basis, (ii) special, speculative, indirect or consequential Loss or lost profits to the extent not the direct and reasonably foreseeable consequence of the relevant breach or (iii) punitive damages.

(f) The obligations of the Indemnifying Party under this Section 6.08 shall survive the transfer of the Purchased Securities. The agreements contained in this Section 6.08 shall be in addition to any other rights of the Indemnified Party against the Indemnifying Party or others, at common law or otherwise. The Indemnifying Party consents to personal jurisdiction, service and venue in any court in the continental United States in which any claim subject to this Agreement is brought against any Indemnified Party.

Section 6.09. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and each Purchaser’s successors and assigns, and no other person; provided, that each Purchaser may assign its rights under this Agreement to one or more of its wholly owned Subsidiaries, but no such assignment shall relieve such Purchaser of its obligations hereunder.

Section 6.10. Arbitration.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement or the Transactions (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce (the “ICC”). The arbitral panel shall consist of three (3) arbitrators. The Purchasers party to such arbitration and the Company shall each nominate one (1) arbitrator and deliver written notification of such nomination to the other parties to the arbitration and to the ICC within thirty (30) days after delivery of the initial request for arbitration. In the event the Company or such Purchaser, as the case may be, fails to so nominate an arbitrator, upon request of the other party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The first two appointed arbitrators shall nominate the third arbitrator, who shall serve as chairman of the arbitral panel, and notify the parties to the arbitration and the ICC in writing of such nomination within thirty (30) days of their appointment. The third arbitrator shall be of a different nationality from either the Company or such Purchaser. If the first two appointed arbitrators fail to nominate a third arbitrator or notify the parties to the arbitration and the ICC of that nomination within thirty (30) days, then, upon request of any party, the third arbitrator shall be appointed by the ICC within thirty (30) days of receiving such request. In the event of a vacancy, a replacement arbitrator shall be chosen according to the methods specified in this Section 6.10(a). Each arbitrator shall be licensed to practice law in New York. The arbitrators shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding Section 6.10(a), the parties may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this sentence, the party against which such action or proceeding is brought (a “Covered Person”) (i) expressly consents to the application of paragraph (c) of this Section 6.10 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. Each Principal Purchaser agrees that until such date on which such Purchaser no longer has Beneficial Ownership over more than five percent (5%) of the Company Common Stock on an as-converted, fully diluted basis and Purchaser C agrees that for two (2) years following the Closing Date, it will designate and continuously maintain for such period an agent in the State of New York (which may be a U.S.-based Affiliate or office of such Purchaser) on behalf of itself and its properties upon whom process may be served (each, a “Purchaser Authorized Agent”) in any such action arising out of or relating to this Agreement or the Transactions which may be instituted in the United States District Court for the Southern District of New York or the courts of the State of New York by any other party hereto. Each Purchaser shall designate a Purchaser Authorized Agent at or prior to Closing, and, in the event that for any reason the agent so designated shall cease to serve as agent for such Purchaser to receive service of process in the State of New York on its behalf, such Purchaser shall promptly appoint a successor and advise the Company thereof in writing (and such replacement agent shall be the Purchaser Authorized Agent). Service of process upon the Purchaser Authorized Agent and written notice of such service to a Purchaser shall be deemed, in every respect, effective service of process upon such Purchaser.

(c) (i) THE COVERED PERSON HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 6.10, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this Section 6.10(c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in Section 6.10(c)(i) and such parties agree not to plead or claim the same. The Covered Person further waives any and all immunity (including sovereign immunity) from suit, execution, attachment or other legal process relating to this Agreement or the Transactions.

Section 6.11. Severability. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.12. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 6.13. Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.14. Independent Nature of Purchasers. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Purchaser to purchase the Purchased Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the Transactions. Except as otherwise provided in this Agreement, each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the Certificate of Designations, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

XPO LOGISTICS, INC.

By
Name:
Title:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

PUBLIC SECTOR PENSION INVESTMENT BOARD

By
	Name:	Timothy P. Leyne
	Title:	Managing Director, Value Opportunity Portfolio

By
	Name:	Niall Boland
	Title:	Senior Director, Value Opportunity Portfolio

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

CORAL BLUE INVESTMENT PTE. LTD.

By
Name:
Title:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

ONTARIO TEACHERS’ PENSION PLAN BOARD

By
Name:
Title:

[Signature Page to Investment Agreement]

Schedule I

Purchaser	Company Common Stock	Series B Preferred Stock

Public Sector Pension Investment Board	5,351,467	185,924

Coral Blue Investment Pte. Ltd.	3,822,472	132,803

Ontario Teachers’ Pension Plan Board	1,528,995	53,121

EXECUTION COPY

Exhibit A

CERTIFICATE OF DESIGNATION OF

SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK OF

XPO LOGISTICS, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

XPO Logistics, Inc., a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in its Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Company (the “Board of Directors”), on September 10, 2014, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of the Company’s preferred stock, par value $0.001 per share, with a liquidation preference of $1,000 per share (the “Liquidation Preference”), which shall be designated as Series B Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”), consisting of 371,848 shares, no shares of which have heretofore been issued by the Company, having the following powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

Certain defined terms used in this Certificate of Designation have the meanings assigned thereto in Section 13.

Section 1. Ranking. The Series B Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, (a) senior to the common stock, par value $0.001 per share, of the Company (the “Common Stock”), whether now outstanding or hereafter issued, and to each other class or series of stock of the Company (including any series of preferred stock established after September [    ], 2014 (the “Issue Date”) by the Board of Directors) the terms of which do not expressly provide that such class or series ranks senior to, or pari passu, with the Series B Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Junior Stock”); (b) pari passu with the Series A Preferred Stock and each other class or series of stock of the Company (including any series of preferred stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks pari passu with the Series B Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Parity Stock”); and (c) junior to each other class or series of stock of the Company (including any series of preferred stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks senior to the Series B Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Senior Stock”). The Company’s ability to issue Capital Stock that ranks pari passu with or senior to the Series B Preferred Stock shall be subject to the provisions of Section 4.

Section 2. Dividends. (a) Prior to the Meeting End Date. Prior to the Meeting End Date, Holders of shares of Series B Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends on the shares of Common Stock as if immediately prior to each record date for the Common Stock, shares of Series B Preferred Stock then outstanding were converted into shares of Common Stock. Dividends payable pursuant to this Section 2(a) shall be payable on the same date that such dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless dividends contemplated by this Section 2(a) are also paid at the same time in respect of the Series B Preferred Stock. Each dividend shall be payable to the holders of record of shares of Series B Preferred Stock as they appear on the stock records of the Company at the close of business on the same day as the record date for the payment of dividends to the holders of shares of Common Stock.

(b) Following the Meeting End Date. Commencing on and following the Meeting End Date, Holders of shares of Series B Preferred Stock shall be entitled to cumulative dividends on the Series B Preferred Stock payable quarterly, which dividend shall be declared by the Board of Directors or a duly authorized committee thereof, out of the assets of the Company legally available therefor, and thereafter, if so declared, be payable on the 15th calendar day (or the following Business Day if the 15th is not a Business Day) of January, April, July and October of each year (each such date being referred to herein as a “Dividend Payment Date”) at the rate per annum of 7.5% per share on the Liquidation Preference; provided that the Interim Dividends shall be paid on the first Dividend Payment Date; provided further that, in the event that on any Dividend Payment Date, the Company is not permitted to declare or pay such dividend or incur such liability either (x) as a matter of law or (y) under the terms of the Amended and Restated Revolving Loan Credit Agreement dated as of April 1, 2014, among the Company and certain of its subsidiaries, as borrowers, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as agent, and the other parties thereto, as amended from time to time (the “Company Credit Agreement”), such dividend (a “Deferred Dividend”) shall not be declared by the Board of Directors, shall not be paid or payable on such Dividend Payment Date and no liability shall be incurred in respect thereof, and instead, such Deferred Dividend shall be declared, become payable and be paid and the liability in respect thereof be incurred on the first succeeding Dividend Payment Date on which the Company is not prohibited from declaring, paying and incurring the liability in respect of such Deferred Dividend (and, for the avoidance of doubt, such Deferred Dividend shall be payable in addition to, and not in lieu of, any dividend which would ordinarily be payable on such succeeding Dividend Payment Date). The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Commencing on and following the Meeting End Date, in the event that dividends are paid on shares of Common Stock in any dividend period with respect to the Series B Preferred Stock, then a dividend shall be payable in respect of each share of Series B Preferred Stock for such period in an amount equal to the greater of (i) the amount otherwise payable in respect of such share of Series B Preferred Stock in accordance with the foregoing paragraph and (ii) the

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product of (A) the aggregate dividends payable per share of Common Stock in such dividend period times (B) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible.

For purposes of this Section 2(b), a dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date (or, if there is no preceding Dividend Payment Date, the Meeting End Date) and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable on a Dividend Payment Date shall be payable to Holders of record on the later of (i) the close of business on the first calendar day (or the following Business Day if such first calendar day is not a Business Day) of the calendar month in which the applicable Dividend Payment Date falls and (ii) the close of business on the day on which the Board of Directors or a duly authorized committee thereof declares the dividend payable (each, a “Dividend Record Date”).

(c) Payment of Dividends. The Company may make each dividend payment on the Series B Preferred Stock either (i) in cash (or, if applicable, in the same form as such dividend is paid to holders of Common Stock) or (ii) at the Company’s option, by the issuance of additional shares of Series B Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of the dividend to be paid (or, in the case of a non-cash distribution, having an aggregate Liquidation Preference equal to the fair market value of such dividend (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution)). Each fractional share of Series B Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accumulating with respect to each outstanding share of Series B Preferred Stock pursuant to Section 2, and all such dividends with respect to such outstanding fractional shares shall accumulate (whether or not declared) and shall be payable in the same manner and at such times as provided for in Section 2 with respect to dividends on each outstanding share of Series B Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividends or payment that may be in arrears.

(d) Payment Restrictions. No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accrued and unpaid dividends shall have been or contemporaneously are declared and paid (in cash or in kind), or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Series B Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series B Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series B Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the aggregate amounts of dividends declared per share on, and the amounts of such dividends

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declared in cash or in kind, as applicable, per share on, the Series B Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Preferred Stock and such other Parity Stock bear to each other.

Section 3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each Holder shall be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distribution of assets is made on the Common Stock or any other Junior Stock, an amount equal to the greater of (i) the aggregate Liquidation Preference attributable to shares of Series B Preferred Stock held by such Holder plus an amount equal to the sum of all accrued and unpaid cumulative dividends, and (ii) the product of (x) the amount per share that would have been payable upon such liquidation, dissolution or winding-up to the holders of shares of Common Stock or such other class or series of securities into which the Series B Preferred Stock is then convertible (assuming the conversion of each share of Series B Preferred Stock), multiplied by (y) the number of shares of Common Stock or such other securities into which the shares of Series B Preferred Stock held by such Holder are then convertible.

None of (i) the sale of all or substantially all of the property or business of the Company (other than in connection with the voluntary or involuntary liquidation, dissolution or winding-up of the Company), (ii) the merger, conversion or consolidation of the Company into or with any other Person or (iii) the merger, conversion or consolidation of any other Person into or with the Company, shall constitute a voluntary or involuntary liquidation, dissolution or winding-up of the Company for the purposes of the immediately preceding paragraph.

In the event the assets of the Company available for distribution to Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 3, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accrued and unpaid dividends to which each series is entitled.

After the payment to the Holders of the full preferential amounts provided for above, the Holders as such shall have no right or claim to any of the remaining assets of the Company.

Section 4. Voting Rights. (a) The Holders of shares of Series B Preferred Stock will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 4.

(b) So long as any Series B Preferred Stock is outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Certificate of Incorporation, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single class, will be

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required (i) for any amendment of the Certificate of Incorporation if the amendment would alter or change the powers, preferences, privileges or rights of the Holders so as to affect them adversely; provided that no such consent shall be required for the amendment of Section 7(a)(iv) of the Series A Preferred Stock to conform the anti-dilution calculations therein to Section 7(a)(iv) hereof , (ii) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Parity Stock or Senior Stock, or (iii) to reclassify any authorized stock of the Company into any Parity Stock or Senior Stock, or any obligation or security convertible into or evidencing a right to purchase any Senior Stock. It is agreed that no such vote shall be required for the Company to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Junior Stock.

Section 5. Conversion.

(a) Mandatory Conversion. Effective as of the close of business on the Stockholder Approval Date, with respect to the shares of Series B Preferred Stock of a Holder, such Holder’s shares of Series B Preferred Stock shall automatically, without any action of such Holder, convert into a number of shares of Common Stock equal to the aggregate Liquidation Preference of such shares of Series B Preferred Stock divided by the Conversion Price then in effect (such quotient, the “Conversion Shares”).

(b) In addition, effective as of the close of business on the Stockholder Approval Date, a Holder of Series B Preferred Stock shall be entitled to receive, at the election of the Company, either (i) cash in an amount equal to the then unpaid Deferred Dividends in respect of shares of Series B Preferred Stock held by such Holder or (ii) a number of shares of Common Stock equal to the amount of any then unpaid Deferred Dividends in respect of shares of Series B Preferred Stock held by such Holder divided by the Conversion Price then in effect (such quotient, the “Dividend Shares”).

No Holder may convert shares of Series B Preferred Stock other than pursuant to Section 5(a).

(c) Conversion Procedures.

(i) In the event of conversion pursuant to Section 5(a), the Company shall deliver as promptly as practicable written notice to each holder specifying: (A) the Stockholder Approval Date; (B) the number of shares of Common Stock to be issued in respect of each share of Series B Preferred Stock that is converted; (C) the place or places where certificates or evidence of book-entry notation for such shares of Series B Preferred Stock are to be surrendered for issuance of certificates or evidence of book-entry notation representing shares of Common Stock; and (D) that dividends on the shares to be converted will cease to accrue on such Stockholder Approval Date. Unless the shares of Common Stock issuable upon conversion are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for mandatory conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder thereof or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 14(f).

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(ii) The conversion shall be deemed to have been effected at the close of business on the Stockholder Approval Date (as applicable). At such time: (A) the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such mandatory conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; (B) such shares of Series B Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 5.

(iii) Holders of shares of Series B Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares of Series B Preferred Stock on the corresponding Dividend Payment Date notwithstanding the mandatory conversion thereof following such Dividend Record Date and prior to such Dividend Payment Date. In such event, any such dividend that would otherwise be payable in the form of Series B Preferred Stock shall be payable to such Holder either (i) in cash or (ii) at the Company’s option, in shares of Common Stock converted at the Conversion Price in effect as of the time of such mandatory conversion.

(iv) In connection with the mandatory conversion of shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay an amount of cash in respect of such fractional interest equal to such fractional interest multiplied by the Market Value per share of Common Stock on the Stockholder Approval Date.

Section 6. Settlement upon Conversion. The Company shall satisfy its obligation to deliver Conversion Shares and, if applicable, Dividend Shares (or such other class or series of securities into which the Series B Preferred Stock is then convertible) upon conversion of Series B Preferred Stock by delivering to each Holder surrendering shares of Series B Preferred Stock for conversion a number of shares of Common Stock (or such other class or series of securities into which the Series B Preferred Stock is then convertible) equal to the Conversion Shares and, if applicable, Dividend Shares to which such Holder is entitled pursuant to Section 5 (provided that the Company will deliver cash in lieu of fractional shares), as soon as practicable after the third Trading Day (but in no event later than the fifth Business Day) following the Stockholder Approval Date. In the event the Company elects to pay cash pursuant to Section 5(b)(i), such cash payment shall be made on the same date.

Section 7. Anti-dilution Adjustments. (a) The Conversion Price shall be subject to the following adjustments from time to time:

(i) Stock Dividends. In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Price, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution, shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total

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number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such dividend or other distribution pursuant to Section 2.

(ii) Stock Purchase Rights. In case the Company shall issue to all holders of its Common Stock options, warrants or other rights entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Common Stock less than 95% of the Market Value on the date fixed for the determination of stockholders of the Company entitled to receive such options, warrants or other rights (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such options, warrants or other rights pursuant to Section 2; provided, further, however, that if any of the foregoing options, warrants or other rights are only exercisable upon the occurrence of a Triggering Event, then the Conversion Price will not be adjusted until such Triggering Event occurs.

(iii) Stock Splits, Reverse Splits and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

(iv) Debt, Asset or Security Distributions. (A) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distribution of options, warrants or other rights referred to in paragraph (ii) of this Section 7(a), any dividend or distribution paid exclusively in cash, any dividend or distribution of shares of Capital Stock of any class or series,

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or similar equity interests, of or relating to a Subsidiary or other business unit in the case of a Spin-off referred to in the next subparagraph, or any dividend or distribution referred to in paragraph (i) of this Section 7(a)), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be such Market Value minus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Value on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution. In any case in which this subparagraph (iv)(A) is applicable, subparagraph (iv)(B) of this Section 7(a) shall not be applicable. No adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such dividend or distribution pursuant to Section 2.

(B) In the case of a Spin-off, the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of stockholders of the Company entitled to receive such distribution shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which shall be the Market Value minus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the shares (or fractions thereof) of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Value. Any adjustment to the Conversion Price under this subparagraph (iv)(B) will occur on the date that is the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-off, if that Initial Public Offering is effected simultaneously with the Spin-off. No adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such dividend or distribution pursuant to Section 2.

(v) Tender Offers. In the case that a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of Common Stock that exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Price shall be reduced by multiplying the Conversion Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to the product of (x) the Market Value on the date of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time, and (B) the denominator of which shall be equal to

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(x) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”) plus (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares).

(b) De Minimis Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 7 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall result in an increase or decrease of at least 1.0% of such Conversion Price. No adjustment under this Section 7 shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock.

(c) Tax-Related Adjustments. The Company may make such reductions in the Conversion Price, in addition to those required by this Section 7, as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction in the Conversion Price.

(d) Stockholder Rights Plans. Upon conversion of the Series B Preferred Stock, to the extent that the Holders receive Common Stock, such Holders shall receive, in addition to the shares of Common Stock, the rights issued under any future stockholder rights plan the Company may establish whether or not such rights are separated from the Common Stock prior to conversion. A distribution of rights pursuant to any stockholder rights plan will not result in an adjustment to the Conversion Price pursuant to Section 7(a)(ii) or 7(a)(iv), provided that the Company has provided for the Holders to receive such rights upon conversion.

(e) Notice of Adjustment. Whenever the Conversion Price is adjusted in accordance with this Section 7, the Company shall (i) compute the Conversion Price in accordance with this Section 7 and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to this Section 7 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the adjusted Conversion Price.

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(f) Reversal of Adjustment. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(g) Exceptions to Adjustment. The applicable Conversion Price shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(iv) upon the issuance of any shares of Common Stock or any other security of the Company in connection with acquisitions of assets or securities of another Person, including with respect to any merger or consolidation or similar transaction;

(v) for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid dividends on the Series A Preferred Stock or the Series B Preferred Stock.

Section 8. Recapitalizations, Reclassifications and Changes in the Company’s Stock. In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger of the Company with or into another Person (other than with a Subsidiary of the Company) or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and that does not result in any reclassification or change of outstanding Common Stock), or any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a “Transaction”), upon conversion of its shares of Series B Preferred Stock, a Holder will be entitled to receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock were convertible immediately prior to such Transaction, after giving

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effect to any adjustment event or, in the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the weighted average of the forms and amounts of consideration received by the holders of the Common Stock. In the event that at any time, as a result of an adjustment made pursuant to this Certificate of Designation, the Holders shall become entitled upon conversion to any securities other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Certificate of Designation.

Section 9. Consolidation, Merger and Sale of Assets. (a) The Company, without the consent of the Holders, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company (any of the foregoing, “Reorganization”); provided, however, that (i) the shares of Series B Preferred Stock will become the kind and amount of securities of such successor, transferee or lessee, cash and other property receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock were convertible immediately prior to such Reorganization; and (ii) the Company delivers to the Transfer Agent an Officer’s Certificate and an Opinion of Counsel, acceptable to the Transfer Agent, stating that such Reorganization complies with this Certificate of Designation.

(b) Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 9(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of Series B Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series B Preferred Stock.

Section 10. Notices. (a) When the Company is required, pursuant to this Certificate of Designation, to give notice to Holders by issuing a press release, rather than directly to Holders, the Company shall do so in a public medium that is customary for such press release; provided, however, that in such cases, publication of a press release through the Dow Jones News Service shall be considered sufficient to comply with such notice obligation.

(b) When the Company is required, pursuant to this Certificate of Designation, to give notice to Holders without specifying the method of giving such notice, the Company shall do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date.

Section 11. Transfer of Securities. (a) The shares of Series B Preferred Stock and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (collectively, the “Securities”) have not been registered under the Securities Act or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an

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exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws. The Securities will have the benefit of certain registration rights under the Securities Act pursuant to an Investment Agreement entered into by the Company and the Holders on the Issue Date, a copy of which may be obtained from the Company by writing to it at XPO Logistics, Inc., Five Greenwich Office Park, Greenwich, CT 06831, Attention: Secretary of the Board of Directors.

(b) Except in connection with a registration statement relating to the Securities, if shares of Series B Preferred Stock in certificated form are delivered upon the transfer, exchange or replacement of shares of Series B Preferred Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend on shares of Series B Preferred Stock, the shares of Series B Preferred Stock so issued shall bear the Restricted Stock Legend and the Restricted Stock Legend shall not be removed unless there is delivered to the Company and the Transfer Agent such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that such shares of Series B Preferred Stock are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent, at the direction of the Company, shall countersign and deliver shares of Series B Preferred Stock that do not bear the Restricted Stock Legend.

(c) Shares of Common Stock issued upon a conversion of the shares of Series B Preferred Stock bearing the Restricted Stock Legend, prior to the first anniversary of the Issue Date, shall be in global form and bear a restricted common stock legend that corresponds to the Restricted Stock Legend (the “Restricted Common Stock Legend”).

(d) The Company will refuse to register any transfer of Securities that is not made in accordance with the provisions of the Restricted Stock Legend or the Restricted Common Stock Legend, as applicable, provided that the provisions of this Section 11(d) shall not be applicable to any Security that does not bear any Restricted Stock Legend or any Restricted Common Stock Legend.

Section 12. Certain Tax Matters. The Company and the Holders acknowledge and agree that it is intended that the Series B Preferred Stock not constitute “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and that neither the Company nor the Holders shall treat the Series B Preferred Stock as such. The Company shall be entitled to deduct and withhold from any payment of cash, shares of Series B Preferred Stock, shares of Common Stock or other consideration deliverable to a Holder of a share of Series B Preferred Stock, any amounts required to be deducted or withheld under applicable U.S. federal, state, local or foreign tax laws with respect to such payment or issuance. In the event the Company paid withholding taxes to a governmental authority in respect of any amount treated as a distribution on a share of Series B Preferred Stock, the Company shall be entitled to deduct any such taxes from any subsequent payment of cash, shares of Series B Preferred Stock, shares of Common Stock or other consideration otherwise deliverable to a Holder of a share of Series B Preferred Stock.

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Section 13. Definitions.

(a) “Board of Directors” has the meaning set forth in the first paragraph of this Certificate of Designation.

(b) “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

(c) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

(d) “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(e) “Certificate of Incorporation” has the meaning set forth in the first paragraph of this Certificate of Designation.

(f) The “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded. In the absence of such a quotation, the Closing Sale Price of the Common Stock will be an amount determined in good faith by the Board of Directors to be the fair market value of such Common Stock, and such determination shall be conclusive.

(g) “Common Stock” has the meaning set forth in Section 1.

(h) “Company” has the meaning set forth in the first paragraph of this Certificate of Designation.

(i) “Conversion Price” shall initially equal $30.66 per share of Common Stock, and shall be subject to adjustment as set forth in Section 7.

(j) “Conversion Shares” has the meaning set forth in Section 5(a).

(k) “DGCL” has the meaning set forth in the first paragraph of this Certificate of Designation.

(l) “Dividend Payment Date” has the meaning set forth in Section 2(b).

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(m) “Dividend Record Date” has the meaning set forth in Section 2(b).

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Expiration Time” has the meaning set forth in Section 7(a)(v).

(p) “Holder” means the Person in whose name a share of Series B Preferred Stock is registered.

(q) “including” means “including, without limitation”.

(r) “Initial Public Offering” means, in the event of a Spin-off, the first time securities of the same class or type as the securities being distributed in the Spin-off are bona fide offered to the public for cash.

(s) “Interim Dividends” means the dividends that would accrue pursuant to Section 2(b) during the period from the date of the first stockholder meeting at which the Company seeks the Stockholder Approval until May 31, 2015.

(t) “Investment Agreement” means the Investment Agreement, dated as of September 11, 2014, by and among, the Company and the Purchasers set forth on Schedule I thereto.

(u) “Issue Date” has the meaning set forth in Section 1.

(v) “Junior Stock” has the meaning set forth in Section 1.

(w) “Liquidation Preference” has the meaning set forth in the second paragraph of this Certificate of Designation.

(x) “Market Value” means, with respect to any date of determination, the average Closing Sale Price of the Common Stock for a five consecutive Trading Day period preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded at that time, without the right to receive the issuance or distribution.

(y) “Meeting End Date” shall mean May 31, 2015.

(z) “Officer” means the Chairman of the Board, President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

(aa) “Officer’s Certificate” means a certificate signed by two Officers.

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(bb) “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Company or the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

(cc) “Parity Stock” has the meaning set forth in Section 1.

(dd) “Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, governmental entity or other entity.

(ee) “Purchased Shares” has the meaning set forth in Section 7(a)(v).

(ff) “Reorganization” has the meaning set forth in Section 9(a).

(gg) “Restricted Common Stock Legend” has the meaning set forth in Section 11(c).

(hh) “Restricted Stock Legend” means a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii) “Securities” has the meaning set forth in Section 11(a).

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Senior Stock” has the meaning set forth in Section 1.

(ll) “Series A Preferred Stock” means the Series A Convertible Perpetual Preferred Stock of the Company.

(mm) “Series B Preferred Stock” has the meaning set forth in the first paragraph of this Certificate of Designation.

(nn) “Spin-off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

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(oo) “Stockholder Approval” means the stockholder approval of the proposals to issue Common Stock upon conversion of the Series B Preferred Stock for purposes of Rule 312 of the NYSE Listed Company Manual.

(pp) “Stockholder Approval Date” means the date on which the Stockholder Approval is obtained.

(qq) “Subsidiary” of any Person means any other Person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

(rr) “Substituted Preferred Stock” has the meaning set forth in the Investment Agreement.

(ss) “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange.

(tt) “Transaction” has the meaning set forth in Section 8.

(uu) “Transfer Agent” means Computershare Trust Company, N.A. unless and until a successor is selected by the Company, and then such successor.

(vv) “Triggering Event” means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, options or warrants.

Section 14. Miscellaneous.

(a) The Liquidation Preference and any dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (and such determination shall be conclusive) and submitted by the Board of Directors to the Transfer Agent.

(b) For the purposes of Section 7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(c) If the Company shall take any action affecting the Common Stock, other than any action described in Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Price for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

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(d) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this Section 14(d), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(e) The Company covenants that any shares of Common Stock issued upon conversion of the Series B Preferred Stock shall be duly and validly issued and fully paid and nonassessable, free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof, except for transfer restrictions imposed by applicable securities laws and the Investment Agreement.

(f) The Company shall pay all transfer, stamp and other similar taxes due with respect to the issuance or delivery of shares of Common Stock or other securities or property upon conversion of the Series B Preferred Stock; provided, however, that the Company shall not be required to pay any tax that may be payable with respect to any transfer involved in the issuance or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the Series B Preferred Stock to be converted, and the Holder shall be responsible for any such tax.

(g) The Series B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

(h) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(i) Series B Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Series B Preferred Stock.

(j) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Series B Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Company from time to time.

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(k) Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation or the Certificate of Incorporation.

(l) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(m) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(n) Shares of Series B Preferred Stock that (i) have not been issued on or before the Issue Date or (ii) have been issued and reacquired in any manner, including shares of Series B Preferred Stock purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that any issuance of such shares as Series B Preferred Stock must be in compliance with the terms hereof.

(o) If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Company and the Transfer Agent.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed this      day of September.

XPO LOGISTICS, INC.

By
Name:
Title: